UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2010

CRESCENT BANKING COMPANY

(Exact name of registrant as specified in its charter)

Georgia	0-20251	58-1968323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia		30143
(Address of principal executive offices)		(Zip Code)

(678) 454-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2010, Crescent Banking Company (the “Company”) received a letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market notifying the Company of its failure to comply with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”), which requires companies listed on The Nasdaq Capital Market to maintain a minimum stockholders’ equity of $2.5 million for continued listing, a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Based on the financial information contained in the Company’s annual report on Form 10-K for the period ended December 31, 2009, the Company’s stockholders’ equity does not satisfy the Stockholders’ Equity Rule, nor does the Company meet the alternatives of market value of listed securities or net income from continuing operations as of April 9, 2010.

In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days from April 12, 2010, or until May 27, 2010, to submit a plan to regain compliance with the Stockholders’ Equity Rule. If such plan is accepted by the Nasdaq Listing Qualifications Department, the Company may be granted an extension of up to 180 calendar days from April 12, 2010 to evidence compliance with the Stockholders’ Equity Rule. The Company intends to submit a plan to regain compliance with the Stockholders’ Equity Rule to the Nasdaq Listing Qualifications Department.

There is no change in the trading of the Company’s common stock on The Nasdaq Capital Market at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

By:	/S/ J. DONALD BOGGUS, JR.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: April 13, 2010